UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): November 16, 2012

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

As reported in prior periods, Fluor Corporation (the “Company”) has been involved in a dispute in connection with the Greater Gabbard Project, a $1.8 billion lump-sum project to provide engineering, procurement and construction services for the client’s offshore wind farm project in the United Kingdom. The dispute includes the Company’s claim for additional compensation for schedule and cost impacts arising from certain delays and other disruption and productivity issues, which the Company believes are attributable to the client and other third parties.

On November 16, 2012, the Company received an unexpected adverse decision from the arbitration panel, dismissing the Company’s claims for additional compensation.  The Company expects the decision to result in a pre-tax charge of approximately $400 million in the fourth quarter, which includes claim revenue previously recorded and a significant portion of liquidated damages being withheld by the client, as well as additional costs expected to be incurred through close-out of the project.  This unexpected charge was not considered in the Company’s most recent earnings guidance for 2012. The Company is not presently able to calculate the after-tax charge to earnings, which amount will be reflected in the Company’s year-end financial statements.  With the project substantially complete, the Company does not expect the decision to have a material adverse impact on cash flow.

The client’s counterclaim against the Company seeking to recover costs associated with alleged defects is currently scheduled for hearing in April 2013.  To the extent the client’s counterclaim is successful, there could be additional charges to the Company’s earnings.

A copy of the Company’s November 16, 2012 press release announcing the decision is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K contains forward looking statements regarding the expected accounting and financial effects of the arbitrators’ decision on the Company’s claims relating to the Greater Gabbard Project.  Actual results may vary based on numerous factors including final determination of costs and recoveries relating to the project, foreign currency adjustments and tax and accounting treatment of these items.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press release issued by Fluor Corporation on November 16, 2012 announcing the Greater Gabbard decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 19, 2012		FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Senior Vice President, Chief Legal Officer and Secretary

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
99.1	Press release issued by Fluor Corporation on November 16, 2012 announcing the Greater Gabbard decision.